SUBLEASE

THIS SUBLEASE (this “Sublease”) is dated for reference purposes as of December 21, 2023 and is made by and between RVAC MEDICINES (US), INC., a Delaware corporation (“Sublessor”), and LYRA THERAPEUTICS, INC., a Delaware corporation (“Sublessee”) with both jointly referred to as the “Parties”.

Sublessor and Sublessee hereby agree as follows:

1.
Recitals: This Sublease is made with reference to the fact that BXP Waltham Woods LLC, a Delaware limited liability company, as landlord (“Master Lessor”), and Sublessor, as tenant, entered into that certain lease, dated as of October 13, 2021 between Master Lessor and Sublessor, the “Master Lease”), with respect to premises consisting of approximately 37,202 rentable square feet (RSF) of space on the first floor of the building (the “Building”) located at 880 Winter Street, Waltham, Massachusetts 02451 (the “Master Premises”). A copy of the Master Lease is attached hereto as Exhibit A. Capitalized terms used but not defined in this Sublease shall have the meanings ascribed to such terms in the Master Lease.
2.
Premises: Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, approximately 23,704 Rentable Square Feet (RSF) of the Master Premises on the first floor of the Building as shown on the floorplan attached to this Sublease as Exhibit B (the “Premises”), for the Term (as hereinafter defined) and upon the terms and conditions set forth in this Sublease. Sublessor hereby grants and assigns to Sublessee all of Sublessor’s rights to use the Common Areas, the Common Facilities, and the On-Site Generator during the Term in accordance with the terms and provisions of the Master Lease.
3.
Term:
A.
Term. The term (the “Term”) of this Sublease shall be for the period commencing on the Sublease Commencement Date (as hereinafter defined) and ending on the Expiration Date (as hereinafter defined), unless this Sublease is sooner terminated pursuant to its terms or the Master Lease sooner expires pursuant to its terms. As used herein, the phrase “Sublease Commencement Date” shall mean the date that Sublessor delivers exclusive possession of the Premises to Sublessee in the Delivery Condition. As used herein, the phrase “Delivery Condition” shall mean: “as-is” in broom clean condition; free and clear of all furniture and other personal property (except the Furniture (as hereinafter defined); with all mechanical, electrical, plumbing and HVAC systems serving the Premises in good working order. However, prior to the Sublease Commencement Date, Sublessor shall deliver to Sublessee a certification from a third party certified industrial hygienist, certifying that the Premises have been properly decommissioned from prior use and do not contain any Hazardous Materials. As used herein, the phrase “Expiration Date” shall mean November 30, 2032, which is through the balance of the Master Lease’s Lease Term.
B.
The Sublease Commencement Date is targeted to be January 1, 2024 (the “Target Commencement Date”) but in no event prior to full execution of a Sublease and final consent by Master Lessor. Notwithstanding anything herein to the contrary, if the Sublease Commencement Date does not occur by the date that is thirty (30) days after the Target

Commencement Date, then Sublessee may, by written notice to Sublessor given at any time prior to the Sublease Commencement Date, terminate this Sublease; and, in the event of such termination, neither party shall have any further obligations to the other under this Sublease, except to the extent that the provisions of this Sublease expressly survive the termination thereof.
4.
Rent:
A.
The Rent Commencement Date is two (2) months following the Sublease Commencement Date.
B.
Base Rent. Commencing on the Rent Commencement Date, Sublessee shall pay to Sublessor base rent for the Premises for each month during the Term of this Sublease in the amount of One Hundred Fifty Thousand One Hundred Twenty-Five and 33/100 Dollars ($150,125.33), calculated at $76.00 NNN per 23,704 (RSF) (“Base Rent”). Base Rent automatically increases three (3%) percent annually commencing on the one (1) year anniversary of the Rent Commencement Date. Base Rent and Additional Rent, as defined in Paragraph 4.C below, shall be paid on or before the first (1st) day of each calendar month of the Term. Base Rent and Additional Rent for any period during the Term which is for less than one (1) month shall be a pro rata portion of the monthly installment thereof based on a thirty (30) day month. Base Rent and Additional Rent shall be payable without notice or demand, except as otherwise expressly provided herein, and without any deduction, offset, or abatement, except as otherwise expressly provided herein, in lawful money of the United States of America. Base Rent and Additional Rent shall be paid directly to Sublessor via wire transfer to:

Bank:

Account Number:
Routing Number:
Account Name:

or by mail to such other account as may be designated in writing by Sublessor.

Sublessee shall not be obligated to pay any Base Rent to Master Lessor.

C.
Additional Rent. All monies other than Base Rent required to be paid by Sublessor under the Master Lease as to the Premises during the Term, including, without limitation, Tenant’s proportionate Share of: Taxes, Tenant’s Share of Insurance Costs, Tenant’s Share of Operating Costs, and Tenant’s Utility Costs, shall be paid by Sublessee to Sublessor hereunder within five (5) business days after receipt by Sublessee of an invoice therefor. The estimated amount, given for reference use only, of Sublessee’s Additional Rent is Sixty-Four Thousand ($64,000.00) Dollars per month. All such amounts (other than Base Rent) shall be deemed additional rent (“Additional Rent”). Base Rent (as defined in Section 4.B above) and Additional Rent shall hereinafter collectively be referred to as “Rent”. Notwithstanding anything to the contrary contained herein or in the Master Lease, in no event shall Sublessee have any obligation to pay Sublessor hereunder for any costs or expenses charged to Sublessor under the Master Lease, except as otherwise expressly provided in this Sublease.

D. MWRA Permit. During the Term, Sublessee shall obtain and maintain a wastewater permit for the Premises issued by the Massachusetts Water Resources Authority (“MWRA”) and shall operate under this permit. Sublessee shall comply with all wastewater requirements including, but not limited to, discharge through the pH neutralization skid and shall be responsible for any violation(s) that may occur during the Term. Sublessee shall contract with a laboratory wastewater treatment company, reasonably acceptable to Sublessor, for the operation of the pH neutralization system, including daily monitoring and testing as required by the Commonwealth of Massachusetts Department of Environmental Protection (“DEP”). Any and all costs for the installation, management, operating monitoring, and testing of the wastewater and pH neutralization system shall be paid directly by Sublessee to the wastewater treatment company. Sublessee is responsible and shall indemnify Sublessor under the provisions of Paragraph 8 herein, for discharge through the pH neutralization skid and any violation(s) that may occur during the Term.

5.
Security Deposit: Within twenty-one (21) days after the execution of this Sublease, Sublessee shall deposit with Sublessor the sum of Six Hundred Thousand Five Hundred One and 32/100 ($600,501.32) Dollars (the “Security Deposit”), as security for the performance by Sublessee of the terms and conditions of this Sublease by delivery of a standby letter of credit issued by a bank and in a form reasonably acceptable to Sublessor. If said letter of credit is not received by Sublessor within twenty-one (21) days after execution of this Sublease, Sublessee will promptly deposit with Sublessor the Security Deposit in cash. At Sublessee’s earliest availability, Sublessee shall replace the cash Security Deposit with the letter of credit and, upon receiving the letter of credit, Sublessor shall promptly return the cash security deposit to Sublessee. If Sublessee fails to pay Rent or other charges due hereunder or otherwise defaults with respect to any provision of this Sublease and such failure or default continues beyond applicable notice and cure periods set forth in this Sublease, then Sublessor may draw upon, use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default, for the payment of any other sum which Sublessor has become obligated to pay by reason of Sublessee’s default, or to compensate Sublessor for any loss or damage which Sublessor has suffered thereby, without prejudice to any other remedy provided herein or by law. If Sublessor so uses or applies all or any portion of the Security Deposit, then Sublessee, within ten (10) business days after demand therefor, shall deposit ~~cash~~ a replacement letter of credit with Sublessor in the amount required to restore the Security Deposit to the full amount stated above. Provided Sublessee is not then in default under this Sublease, the Security Deposit shall be reduced to Four Hundred Fifty Thousand Three Hundred Seventy-Five and 99/100 Dollars ($450,375.99) on the second annual anniversary of the Sublease Commencement Date. In such event, upon written notice to Sublessor, Sublessee may reduce the Security Deposit amount by either replacing or amending the letter of credit then held by Sublessor. Within thirty (30) days immediately following the expiration of this Sublease, Sublessor shall return to Sublessee so much of the Security Deposit as has not been applied by Sublessor pursuant to this Section 5.
6.
Holdover: In the event that Sublessee does not surrender the Premises by the Expiration Date in accordance with the terms of this Sublease, Sublessee shall continue to pay to Sublessor Additional Rent during the period of such holding over and Sublessee shall pay

Sublessor holdover rent during the period of such holding over on a per diem basis equal to 150% of the Base Rent payable hereunder for the period prior to such holding over.
7.
Repairs and Alterations: The parties acknowledge and agree that Sublessee is subleasing the Premises in the Delivery Condition and, other than the Delivery Condition, Sublessor has made no representations or warranties with respect to the condition of the Premises. Sublessor shall have no obligation whatsoever to make or pay for the cost of any alterations, improvements or repairs to the Premises, including, without limitation, any improvement or repair required to comply with any law, except as may otherwise be expressly provided in this Sublease. Master Lessor shall be solely responsible for performance of any repairs required to be performed by Master Lessor under the terms of the Master Lease. Sublessee, at its sole cost and expense, shall be responsible for janitorial service, including cleaning and trash removal, within the Premises. Notwithstanding anything herein to the contrary, Sublessor shall use reasonable efforts to cause Master Lessor to perform all of Master Lessor’s obligations under the Master Lease with respect to the maintenance and repair of the Premises, the Building and the Project and the maintenance and repair of the facilities and equipment of the Premises and the Building and shall use reasonable efforts to cause Master Lessor to provide the services and utilities to be provided by Master Lessor under the Master Lease.

Sublessee can only make alterations to the Premises with prior, written approval of both Sublessor and Master Lessor, not to be unreasonably withheld, conditioned, or delayed. Such alterations shall at all times comply with all the requirements of the Master Lease.

A technical assessment of site utilities has not yet been conducted, but for illustrative purposes only, site alterations may consist of, but are not limited to, the following:

-
Lyra signage or decoration; see Article 26
-
Expansion of the compressed air utility, possibly including additional piping, drop locations, or air compressors & dryers
-
Installation of wireless environmental monitoring sensors
-
Installation of temporary “soft wall” cleanroom systems. Such systems are assembled in-place and require only electrical service, and may benefit from removal or replacement of laboratory furniture within the area.
-
If needed: addition or modification of typical laboratory exhaust ventilation ports, 230V electrical receptacles, high purity gases, or high purity water (e.g. MilliQ, small RO loop)

Such site alterations shall at all times comply with the requirements of the Master Lease, including, but not limited to, Article 5.2 and Article 5.13(c).

8.
Indemnity: Sublessee shall indemnify, defend with counsel reasonably acceptable to Sublessor, protect and hold Sublessor harmless from and against any and all losses, claims, liabilities, damages, costs and expenses (including reasonable attorneys’ and experts’ fees), caused by or arising in connection with: (i) the use, occupancy or condition of the Premises by Sublessee during the Term, except to the extent due to the negligence or willful misconduct of Sublessor or its employees, contractors, agents or invitees; (ii) the negligence or willful misconduct of Sublessee or its employees, contractors, agents or invitees, except to the extent due to the negligence or willful misconduct of Sublessor or its employees, contractors, agents or invitees; or (iii) a breach of Sublessee’s obligations under this Sublease. Sublessee’s indemnification of Sublessor shall survive termination of this Sublease. Sublessor shall indemnify, defend with counsel reasonably acceptable to Sublessee, protect and hold Sublessee harmless from and against any and all losses, claims, liabilities, damages, costs and expenses (including reasonable attorneys’ and experts’ fees), caused by or arising in connection with: (i) the negligence or willful misconduct of Sublessor or its employees, contractors, agents or invitees, except to the extent due to the negligence or willful misconduct of Sublessee or its employees, contractors, agents or invitees; or (ii) a breach of Sublessor’s obligations under this Sublease. The foregoing indemnity obligations shall survive the expiration or earlier termination of this Sublease.
9.
Right to Cure Defaults: If Sublessee fails to pay any sum of money required to be paid under this Sublease, or fails to perform any other act on its part to be performed hereunder, then Sublessor may, but shall not be obligated to, after passage of any applicable notice and cure periods, make such payment or perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be deemed Additional Rent payable by Sublessee to Sublessor upon demand. Any installment of Rent or other amounts payable hereunder by Sublessee to Sublessor which is not paid within five (5) business days after the date due hereunder shall bear interest from the date due until the date paid at the rate of twelve percent (12%) per annum, but in no event higher than the maximum rate permitted by law.
10.
Assignment and Subletting: Sublessee may not assign this Sublease, sublet the Premises, transfer any interest of Sublessee therein or permit any use of the Premises by another party (collectively, “Transfer”), without the prior written consent of Sublessor and Master Lessor, such consent not to be unreasonably withheld, conditioned or delayed by Sublessor. Sublessor’s and/or Master Lessor’s waiver or consent to any assignment or subletting shall be ineffective unless set forth in writing, and Sublessee shall not be relieved of any of its obligations under this Sublease unless the consent expressly so provides. Any Transfer shall be subject to the terms of Article 5.7 of the Master Lease, as incorporated herein.
11.
Use: Sublessee may use the Premises only for the Permitted Use (as defined in the Master Lease).
12.
Effect of Conveyance: As used in this Sublease, the term “Sublessor” means the holder of the tenant’s interest under the Master Lease. In the event of any assignment, transfer or termination of the tenant’s interest under the Master Lease, which assignment, transfer or termination may occur at any time during the Term hereof in Sublessor’s sole discretion, provided Sublessor has transferred to transferee the Security Deposit and any amounts prepaid by Sublessee under this Sublease, Sublessor shall be and hereby is entirely relieved of all covenants and obligations of Sublessor hereunder, and it shall be deemed and construed, without further agreement between the parties, that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublessor hereunder. In no event will Sublessor have the right to transfer or assign the Master Lease, unless (i) Sublessor has used commercially reasonable efforts to obtain from Master Lessor a form of recognition agreement ensuring the terms and conditions of this sublease will remain in place for the balance of the Sublease Term; and (ii) Sublessor has transferred and delivered to transferee the Security Deposit and any amounts prepaid by Sublessee under this Sublease.
13.
Delivery and Acceptance: In the event this Sublease is terminated prior to the Commencement Date pursuant to the provisions of Section 3.B, and provided Sublessor promptly returns to Sublessee the Security Deposit and any prepaid amounts paid by Sublessee under this Sublease, neither party shall have any further obligations to the other under this Sublease, except to the extent that the provisions of this Sublease expressly survive the termination thereof, nor shall Sublessor be liable to Sublessee for any loss or damage, except as otherwise expressly provided in this Sublease.

By taking possession of the Premises, Sublessee conclusively shall be deemed to have accepted the Premises in their as-is, then-existing condition, without any warranty whatsoever of Sublessor with respect thereto, except as otherwise expressly provided in this Sublease. Sublessor shall deliver the Premises to Sublessee (i) with the Furniture in place as stated in Article 25 and indicated on Exhibit C attached hereto; and (ii) in the Delivery Condition.

14.
Improvements: No alteration or improvements shall be made to the Premises by Sublessee, except in accordance with the Master Lease as incorporated herein, and with the prior written consent of both Master Lessor and Sublessor, not to be unreasonably withheld, conditioned or delayed.
15.
Insurance: Sublessee shall abide by the requirements of Article VIII of the Master Lease, Insurance and Indemnity, as applicable, and including but not limited to the obtaining and keeping in full force and effect, at Sublessee’s sole cost and expense, during the Term the following types and amounts of insurance:

Insurance Type	Minimum Coverage Amounts
Commercial General Liability	$5M per occurrence and $2M general aggregate
Umbrella Coverage	$2M each occurrence and $2M general aggregate

Pollution Legal Liability (PLL)	$5M per occurrence

Sublessee shall name Master Lessor and Sublessor as additional insureds under its commercial general liability insurance policy.

16.
Waiver of Subrogation. The provisions of Article 8.7 of the Master Lease shall apply to the parties hereto except for purposes hereof and, for purposes of applying such Article 8.7 of the Master Lease to the parties, “Landlord” shall mean Sublessor and “Tenant” shall mean Sublessee.
17.
Default: Sublessee shall be in default under this Sublease if Sublessee commits any act or omission which constitutes a default under the Master Lease which has not been cured after delivery of written notice and passage of the applicable grace period provided in the Master Lease as modified, if at all, by the provisions of this Sublease. If Sublessee shall be in default under this Sublease as provided in the preceding sentence, then Sublessor shall have all remedies provided pursuant to Article 7.1 of the Master Lease and by applicable law.
18.
Surrender: Upon expiration of the Term of this Sublease, Sublessee shall deliver the Premises to Sublessor broom clean and in the same condition as the Premises were in on the Sublease Commencement Date, less any ordinary wear and tear, repairs that are the responsibility of Master Lessor or Sublessor, and casualty and condemnation damage excepted. Notwithstanding anything to the contrary, Sublessee shall have no obligation hereunder or under the Master Lease to remove from the Premises prior to the end of the Term of this Sublease any alterations, additions or improvements made to the Premises by Master Lessor, Sublessor or any other person or entity or any cables or wires installed in the Premises prior to the commencement of the Term of this Sublease.
19.
Decommissioning. On or before the date that Sublessee, and anyone claiming by, through or under Sublessee, vacates the Premises, and immediately prior to the time that Sublessee delivers the Premises to Sublessor, Sublessee shall, to the reasonable satisfaction of Sublessor: (i) cause the Premises to be decommissioned in accordance with the regulations of the U.S. Nuclear Regulatory Commission and/or the Massachusetts Department of Public Health for the control of radiation, cause the Premises to be released for unrestricted use by the Radiation Control Program of the Massachusetts Department of Public Health for the control of radiation, and deliver to Sublessor the report of a certified industrial hygienist stating that he or she has examined the Premises (including visual inspection, Geiger counter evaluation and airborne and surface monitoring) and found no evidence that the Premises contain any Hazardous Materials, or are otherwise in violation of any Environmental Law; (ii) decommission the Premises to the reasonable satisfaction of Sublessor and to the Landlord's environmental, health and safety consultant and otherwise in accordance with applicable laws and best practices for similarly used laboratory space, and to the reasonable satisfaction of Sublessor, Landlord and any governmental authority involved in the closure; (iii) terminate all licenses, permits, registrations and consents obtained by Sublessee for the use or storage of Hazardous Materials at the Premises; (iv) remove from the Premises and dispose of all Hazardous Materials stored in the Premises in compliance with applicable laws (including, without limitation, all Environmental Laws); (v) decontaminate all surfaces and fixed equipment in the Premises; (vi) review and remediate and properly dispose of any specific Hazardous Materials that may be associated with any laboratory and/or research and development fixtures used by Sublessee in the Premises; and (vii) provide to Sublessor a copy of its most current chemical waste removal manifest and a certification from Sublessee executed by an officer of Sublessee that no Hazardous Materials or other potentially dangerous or harmful chemicals brought onto the Premises from and after the date that Sublessee first took occupancy of the Premises remain in the Premises.

20. Broker: Sublessor acknowledges Colliers as Sublessor’s broker and JLL as the Sublessee’s broker and agrees to pay a commission as memorialized in a separate written agreement. Each party represents to the other that it has dealt with no real estate brokers, finders, agents or salesmen in connection with this transaction except as stated above. Each party agrees to hold the other party harmless from and against claims for any other brokerage commissions, finder’s fees or other compensation made by any other agent, broker, salesman or finder as a consequence of such party’s actions or dealings with such agent, broker, salesman, or finder. The obligations under this Article 20 shall survive the termination of this Sublease.

21. Notices: Unless at least five (5) days’ prior written notice is given in the manner set forth in this paragraph, the address of each party for all purposes connected with this Sublease shall be that address set forth below its signature at the end of this Sublease. All notices, demands or communications in connection with this Sublease shall be (a) personally delivered; or (b) properly addressed and (i) submitted to an overnight courier service, charges prepaid, or (ii) deposited in the mail (certified, return receipt requested, and postage prepaid). Any such notice, demand or other communication shall be deemed to have been rendered or given on the earlier of delivery or refusal to accept delivery. Either party may, by notice in writing, direct that future notices, demands or other communications be delivered or sent to a different address(es). All notices given to Master Lessor under the Master Lease shall be considered received only when delivered in accordance with the Master Lease. Each party hereto shall promptly give the other party a copy of each notice received from, or sent to, Master Lessor and relating to the Premises.

22. Attorneys’ Fees. In the event of any dispute with respect to any provision of this Sublease or the Master Lease, the party not prevailing in such action or proceeding, as determined by the court, agency or other body before which such action or proceeding is decided, shall pay all costs and expenses actually incurred by the other party, including, without limitation, court costs and attorneys’ fees, expenses, expert witness’ fees, consultants’ fees, and the cost of investigating, enforcing and establishing its rights under this Sublease.

23. Master Lease. This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder. Sublessee hereby expressly assumes and agrees to the following to the extent applicable to the Premises during the Term of this Sublease: (i) to comply with all provisions of the Master Lease which are incorporated hereunder, except as herein otherwise expressly provided and except that Sublessee shall be obligated to pay only the Rent provided for in this Sublease and not the amounts of rent and other charges provided to be paid by Sublessor under the Master Lease; and (ii) to perform all the obligations on the part of the “Tenant” to be performed under the terms of the Master Lease during the Term of this Sublease that are incorporated hereunder, except as herein otherwise expressly provided. In the event the Master Lease is terminated for any reason whatsoever, this Sublease shall terminate simultaneously with such termination (unless Master Lessor or a successor tenant agrees to permit Sublessee to continue to occupy the Premises on the terms of this Sublease for the remainder of the Term of this Sublease), without any liability of Sublessor to Sublessee. In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublessor and Sublessee, the provisions of this Sublease shall control. Sublessee shall have all remedies for Master Lessor's default provided to Sublessor as set forth in the Master Lease, as those provisions are expressly incorporated in this Sublease. Further, Sublessor hereby assigns, transfers and sets over to Sublessee the nonexclusive right, together with Sublessor, to enforce all such remedies for Master Lessor's default provided to Sublessor against Master Lessor as set forth in or otherwise pursuant to the Master Lease. Sublessor shall not modify or amend the Master Lease without prior written consent of Sublessee, which consent shall not be unreasonably withheld. Neither party hereto shall cause a default under the Master Lease or permit its employees, agents, contractors or invitees to cause a default under the Master Lease and each shall refrain from doing or causing to be done any act or omission that would constitute a default under the Master Lease or might cause the Master Lease or the rights of Sublessor, as tenant under the Master Lease, to be canceled, terminated, forfeited or surrendered. Sublessor shall not consent to an early termination of the Master Lease or any modifications of the Master Lease which would have the effect of an early termination thereof. Sublessor hereby represents and warrants to Sublessee that a true and accurate copy of the Master Lease is attached hereto as Exhibit A and that the same has not been amended and is in full force and effect as of the date hereof and there are no uncured defaults by Sublessor or Master Lessor thereunder.

24. Conditions Precedent: This Sublease and Sublessor’s and Sublessee’s obligations hereunder are conditioned upon the written consent of Master Lessor, Sublessor, and Sublessee in form and content reasonably satisfactory to Master Lessor, Sublessor, and Sublessee; . Sublessor shall promptly request and shall use commercially reasonable efforts to obtain such consent. If Sublessor fails to obtain Master Lessor’s consent within thirty (30) days from the date of execution hereof, then Sublessor or Sublessee may terminate this Sublease by giving the other party written notice thereof prior to the date such consent is received, whereupon neither party shall have any further obligations to the other under this Sublease.

25. Furniture: Sublessee shall have the right to use during the Term all of the items reflected in the Lab Furniture, Office Furniture and AV Systems tabs within the Premises which are identified on Exhibit C attached hereto (collectively, the “Furniture”) at no additional cost to Sublessee. The Furniture is provided in its “AS IS, WHERE IS” condition, without representation or warranty whatsoever. Sublessee shall insure the Furniture under the property insurance policy required under the Master Lease, as incorporated herein. Sublessee shall maintain the Furniture in the same condition as exists as of the Sublease Commencement Date, reasonable wear and tear excepted. Sublessee shall surrender the Furniture to Sublessor upon the termination of this Sublease in the same condition as exists as of the Sublease Commencement Date, reasonable wear and tear excepted. Sublessee shall not remove any of the Furniture from the Premises.

26. Signage. Sublessor hereby grants and assigns to Sublessee per all of Sublessor’s rights with respect to signage during the Term in accordance with the terms and provisions of Article 2.10 of the Master Lease.

27. Parking: Sublessor hereby grants and assigns to Sublessee the rights to a parking ratio of 3.0/1,000 RSF of unreserved parking along with four (4) garage parking spaces during the Term in accordance with the terms and provisions of the Master Lease.

28. Exhibits. All Exhibits attached hereto are incorporated herein by this reference.

Exhibit A – Master Lease

Exhibit B – Floor Plan of the Premises

Exhibit C – Furniture

29. Quiet Enjoyment. Sublessor covenants and agrees with Sublessee that Sublessee may peaceably and quietly have, hold, occupy and enjoy the Premises without hindrance or molestation from Sublessor or any persons claiming by, through or under Sublessor.

30. Execution. This Sublease may be executed in counterparts, including facsimile or PDF signatures, which together shall constitute one agreement. The contract formation pursuant to this Sublease and record-keeping of this Sublease through electronic means shall have the same legal validity and enforceability as a manually executed or paper-based recordkeeping system to the fullest extent permitted by applicable laws, including without limitation, the Federal Electronic Signatures in Global and National Commerce Act, the Uniform Electronic Transactions Act or any similar state law, and the parties to this Second Amendment hereby waive any objection to the contrary.

31. Authority. Each party executing this Sublease hereby makes the following representations and warranties: (a) this Sublease has been duly executed and delivered and constitutes a legal, valid and binding obligation and is enforceable in accordance with its terms; (b) the person executing this Sublease has been duly authorized by all necessary action to execute the Sublease; (c) with the exception of Master Lessor, no consent of any other party is required to be obtained in connection with the execution, delivery or performance of this Sublease; and (d) the execution, delivery and performance of this Sublease will not violate any provision of any agreement. These representations and warranties shall survive the termination of this Sublease.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Sublease as of the day and year first above written.

SUBLESSOR: RVAC MEDICINES (US), INC.,
a Delaware corporation
By: /s/ Xi-Yong Fu
Name: Xi-Yong Fu
Its: CEO

SUBLESSEE: LYRA THERAPEUTICS, INC.,
a Delaware corporation
By: /s/ Maria Palasis
Name: Maria Palasis
Its: President & CEO

EXHIBIT A

MASTER LEASE

EXHIBIT B

FLOOR PLAN OF THE PREMISES

EXHIBIT C

FURNITURE